Exhibit 99.1

Discover Bank Announces Early Results of Exchange Offer

NEW CASTLE, Del., November 2, 2012 (BUSINESS WIRE) — Discover Bank (the “Bank”) announced today the early results of its private offer to exchange certain of its outstanding notes (collectively, the “Bank Notes”) for new senior notes of its parent company Discover Financial Services (“DFS”) due November 21, 2022 (the “DFS Notes”) and cash (the “Exchange Offer”).

Based on information provided by D.F. King & Co., Inc., the exchange agent for the Exchange Offer, the aggregate principal amount of Bank Notes validly tendered for exchange and not validly withdrawn as of 5:00 p.m., New York City time, on November 1, 2012 (the “Early Participation Date”), exceeded the amount required for the issuance of at least $250 million aggregate principal amount of DFS Notes in accordance with the terms of the Exchange Offer.

The following table indicates, among other things, the principal amount of Bank Notes validly tendered as of the Early Participation Date:

CUSIP Number	Title of Security	Principal Amount Outstanding	Exchange Offer Cap	Principal Amount Tendered as of Early Participation Date
25466AAA9	8.70% Subordinated Notes Due 2019	$700,000,000	$500,000,000	$620,051,000

The Exchange Offer will expire at 11:59 p.m., New York City time, on November 16, 2012, unless extended or earlier terminated by the Bank. In accordance with the terms of the Exchange Offer, tendered Bank Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Exchange Offer is being conducted by the Bank upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated October 19, 2012, and related letter of transmittal. The Exchange Offer is only extended, and copies of the offering documents will only be made available, to a holder of Bank Notes that has certified its status as (1) a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) (A) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act and (B) if resident and/or located in any Member State of the European Economic Area which has implemented provisions of the Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU, the “Prospectus Directive”), a qualified investor as defined in Article 2.1(e) of the Prospectus Directive (each, an “Eligible Holder”).

The DFS Notes will not be registered under the Securities Act or any state securities laws. Therefore, the DFS Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. DFS will enter into a registration rights agreement with respect to the DFS Notes.

Documents relating to the Exchange Offer will only be distributed to holders of the Bank Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Bank Notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/discover or contact D.F. King & Co., Inc., the information agent for the Exchange Offer, by calling toll-free (800) 859-8509 or at (212) 269-5550 (banks and brokerage firms).

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offer are being made solely by the Confidential Offering Memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts:

Investors:

William Franklin, 224-405-1902

williamfranklin@discover.com

Media:

Jon Drummond, 224-405-1888

jondrummond@discover.com

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, the Bank’s forward-looking statements. Words such as “expects,” “anticipates,” believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date of this press release, and the Bank undertakes no obligation to update any forward-looking statement.

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